                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                 ---------------


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




                                  JUNE 29, 1996
                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)




                             PRECISION SYSTEMS, INC.
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

         DELAWARE                      0-20068                   41-1425909
  (STATE OR OTHER JURIS.             (COMMISSION                (IRS EMPLOYER
     OF INCORPORATION)              FILE NUMBER)             IDENTIFICATION NO.)


         11800 30TH COURT NORTH
         ST. PETERSBURG, FLORIDA                                   33716
          (ADDRESS OF PRINCIPAL                                 (ZIP CODE)
           EXECUTIVE OFFICES)



                                 (813) 572-9300
                         (REGISTRANT'S TELEPHONE NUMBER,
                              INCLUDING AREA CODE)

Vicorp Group

VICORP GROUP

CONSOLIDATED FINANCIAL STATEMENTS

1995 AND 1994

Vicorp Group

CONTENTS



VICORP GROUP

INDEPENDENT AUDITORS' REPORT                                                  4

CONSOLIDATED FINANCIAL STATEMENTS

     Consolidated balance sheets as of 31
         December 1995 and 1994                                               6

     Consolidated statements of earnings for years
         ended 31 December 1995, 1994 and 1993                                7

     Consolidated statements of cash flows for years
         ended 31 December 1995, 1994 and 1993                                8

Notes to the consolidated financial statements                                9

Vicorp Group

VICORP GROUP
INDEPENDENT AUDITORS' REPORT

INDEPENDENT AUDITORS' REPORT

To the shareholders and Board of Directors of Vicorp N.V.

We have audited the accompanying consolidated balance sheets of Vicorp N.V. and its subsidiary companies (the "Vicorp Group") as at 31 December 1995 and 1994 and the related consolidated statements of earnings and cash flows for the three years in the period ended 31 December 1995. These financial statements are the responsibility of Vicorp Group management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with International Standards on Auditing, issued by the International Federation of Accountants, which are substantially similar to those followed in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.
We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements give a true and fair view, in all material respects, of the financial position of the Vicorp Group as at 31 December 1995 and 1994 and of the results of its operations and changes in the financial position for each of the three years in the period ended 31 December 1995 in accordance with International Accounting Standards (I.A.S.) issued by the International Accounting Standards Committee and the Fourth and Seventh European Union (EU) Directives.

Accounting principles promulgated under International Accounting Standards (I.A.S.) vary in certain respects from accounting principles generally accepted in the United States. The application of the latter would have affected the determination of net income for each of the three years in the period ended 31 December 1995 and shareholder's equity as of 31 December 1995 and 1994 to the extent summarised in Note 24 to the consolidated financial statements.



COOPERS & LYBRAND
11 April 1996
Utrecht, The Netherlands

Vicorp Group

Vicorp Group



VICORP GROUP
CONSOLIDATED FINANCIAL STATEMENTS
1995 AND 1994

Vicorp Group

VICORP GROUP
CONSOLIDATED BALANCE SHEETS

                                              NOTES         31 DECEMBER 1995                31 DECEMBER 1994
                                              -----      -------------------------      ------------------------
                                                           USD              USD            USD            USD
FIXED ASSETS

Intangible fixed assets                           6
- -  Goodwill                                              3,125,658                      3,635,042
- -  Purchased software licences                             207,327                        220,479
Tangible fixed assets                             7      2,459,611                      1,938,368
Financial fixed asset                             8              0                              0
                                                        ----------                     ----------
                                                                         5,792,596                     5,793,889

CURRENT ASSETS

Work in progress                                  9      1,645,200                      4,179,007
Receivables                                      10     10,323,399                      6,580,513
Cash                                                     4,478,336                      4,215,146
                                                        ----------                     ----------
                                                        16,446,935                     14,974,666

CURRENT LIABILITIES                              11     14,585,873                     11,692,601
                                                        ----------                     ----------
WORKING CAPITAL                                                          1,861,062                     3,282,065
                                                                         ---------                     ---------
TOTAL ASSETS LESS CURRENT
LIABILITIES                                                              7,653,658                     9,075,954
                                                                         ---------                     ---------


LONG-TERM LIABILITIES                            12                      3,329,128                     4,949,793

PROVISIONS                                       13                      2,597,985                     1,661,587

MINORITY INTERESTS                                                         166,224                       (8,068)

SHAREHOLDERS' EQUITY                             14                      1,560,321                     2,472,642
                                                                         ---------                     ---------
                                                                         7,653,658                     9,075,954
                                                                         ---------                     ---------


   The accompanying notes are an integral part of these financial statements.

            APPROVED AND SIGNED ON BEHALF OF VICORP GROUP MANAGEMENT on 11 April 1996

                 EQUITY TRUST (CURACAO) N.V. ROBERT W. DAVIDSON
                 MANAGING DIRECTOR                        VICE PRESIDENT F&A

Vicorp Group

VICORP GROUP
CONSOLIDATED STATEMENTS OF EARNINGS

                                 NOTES                           1995                             1994                        1993
                                 -----    ---------------------------     ----------------------------   -------------------------
                                                  USD             USD            USD             USD            USD            USD
Net revenue                         15     35,434,550                     26,297,787                     10,408,886
Change in work in
progress                                  (2,533,807)                      3,542,522                        473,553
Other operating income              16        227,603                        178,222                         27,595
                                          -----------                     ----------                     ----------
TOTAL OPERATING
INCOME                                                     33,128,346                     30,018,531                    10,910,034
                                                           ----------                     ----------                    ----------

Services and goods
supplied by third parties                                   8,496,890                     10,782,390                     1,344,200
Salaries and wages                         13,290,745                      9,237,780                      5,723,390
Pension charges                               292,363                        141,148                         68,184
Other social charges                        1,804,823                        945,228                        672,592
                                          -----------                     ----------                     ----------
                                                           15,387,931                     10,324,156                     6,464,166

Amortisation of goodwill                                      992,749                        824,977                             0
Amortisation of
purchased software licences                                    50,869                         26,887                        15,493
Depreciation tangible
fixed assets                                                1,056,791                        723,683                       510,800
Other operating expenses                                    8,853,256                      6,357,290                     4,367,774
                                                           ----------                     ----------                    ----------
TOTAL OPERATING
EXPENSES                            17                     34,838,486                     29,039,383                    12,702,433
                                                           ----------                     ----------                    ----------
OPERATING RESULT                                          (1,710,140)                        979,148                   (1,792,399)

Financial expenses, net             18                        454,650                        358,398                       328,510
                                                           ----------                     ----------                    ----------
RESULT BEFORE TAXATION                                    (2,164,790)                        620,750                   (2,120,909)

Taxation                            19                        301,612                          2,280                       180,342
                                                           ----------                     ----------                    ----------
RESULT AFTER TAXATION                                     (2,466,402)                        618,470                   (2,301,251)

Minority interests                                            189,839                         78,170                        22,790
                                                           ----------                     ----------                    ----------
NET (LOSS) INCOME FOR
THE YEAR                                                  (2,656,241)                        540,300                   (2,324,041)
                                                           ----------                     ----------                    ----------



   The accompanying notes are an integral part of these financial statements.

Vicorp Group

VICORP GROUP
CONSOLIDATED STATEMENTS OF CASH FLOW


                                                                 1995              1994              1993
                                                            ---------        ----------        ----------
                                                                  USD               USD               USD
CASH FLOW FROM OPERATING ACTIVITIES

Operating (loss) income                                    (1,710,140)          979,148        (1,792,399)
Items not effecting cash funds:
- - Depreciation and amortisation                             2,100,409         1,575,547           526,293
- - Increase/(decrease) provisions, excluding
  deferred tax                                                935,600         1,010,067          (104,742)
                                                           ----------        ----------        ----------
Operating profit before working capital changes             1,325,869         3,564,762        (1,370,848)

Changes in current assets and liabilities:
Decrease/(increase) in work in progress                     2,533,807        (3,542,522)         (473,979)
Increase in trade and other receivables                    (3,742,886)       (2,227,521)       (1,360,406)
(Decrease)/increase in trade payables                      (1,611,075)        2,777,492           142,087
Increase other liabilities                                  1,201,867         2,506,299         2,067,818
                                                           ----------        ----------        ----------
Cash (used) generated from operations                        (292,418)        3,078,510          (995,328)

Other operating cash flows:
Financial income                                              172,483            39,203            28,407
Financial expense                                            (627,133)         (397,601)         (356,917)
Income taxes paid                                            (199,931)         (240,232)         (115,477)
                                                           ----------        ----------        ----------
Net cash from operating activities                           (946,999)        2,479,880        (1,439,315)
                                                           ----------        ----------        ----------
CASH FLOW FROM INVESTING ACTIVITIES

Acquisitions of subsidiaries net of cash acquired             (16,289)       (4,786,565)                0
Purchase of tangible and intangible fixed assets           (1,619,852)       (1,290,501)         (499,072)
Foreign exchange on tangible and intangible
  fixed assets                                               (587,568)             (984)           20,066
Proceeds from sale of fixed assets                            108,304            68,611           116,507
                                                           ----------        ----------        ----------
Net cash used in investing activities                      (2,115,405)       (6,009,439)         (362,499)
                                                           ----------        ----------        ----------
CASH FLOW FROM FINANCING ACTIVITIES

Payment to former owners                                   (1,610,488)                0                 0
Payable to former owners                                            0         3,010,795                 0
Proceeds from issuance of share capital                     1,658,540         3,929,711         3,748,667
Conversion of loans into share capital                              0        (1,868,503)       (3,748,667)
Foreign exchange in equity                                     85,380            45,639           149,190
Foreign exchange in minority interest                             742            38,326             7,438
Proceeds from long-terms loans                               (132,561)        1,676,677         1,573,598
                                                           ----------        ----------        ----------
Net cash used in financing activities                           1,613         6,832,645         1,730,226
                                                           ----------        ----------        ----------

Net (decrease)/increase in cash and cash equivalents       (3,060,791)        3,303,086           (71,588)
Cash and cash equivalents at beginning of year              4,215,146           912,060           983,648
                                                           ----------        ----------        ----------
Cash and cash equivalents at end of year                    1,154,355         4,215,146           912,060
Bank overdrafts under current liabilities                   3,323,981                 0                 0
                                                           ----------        ----------        ----------
Cash per consolidated balance sheet                         4,478,336         4,215,146           912,060

Vicorp Group

VICORP GROUP
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS


1 GENERAL

PURPOSE OF CONSOLIDATED FINANCIAL STATEMENTS

The consolidated financial statements have been prepared for the purpose of informing shareholders, employees and selected third parties on the results and financial position of the group. The company's legal financial statements prepared in accordance with the Netherlands Antilles commercial law are held at the company's offices in Willemstad, Curacao, Netherlands Antilles.

GROUP STRUCTURE

Vicorp N.V. (the company) was incorporated on 3 November 1980 in Zug, Switzerland. For international commercial and fiscal reasons the company's statutory seat was transferred to Willemstad, Curacao Netherlands Antilles, on 10 December 1992.
The company maintains a branch office in Zug, Switzerland.
The Vicorp Group (the Group) operates through subsidiaries located in Europe, North America and South East Asia.

ACTIVITIES

The Vicorp Group's objective is to help customers conceive, implement and operate intelligent call processing and interactive customer services based on open, flexible tools and a reliable platform architecture integrating leading technologies.

2 ACCOUNTING POLICIES

GENERAL

The financial statements of the group have been prepared in accordance with the International Accounting Standards (I.A.S.) as issued by the International Accounting Standards Committee. They are also in conformity with Fourth and Seventh European Union (EU) Directives.

REPORTING CURRENCY

Prior to and after its transfer to the Netherlands Antilles the company's reporting currency was and is the Swiss Franc as significant intercompany and third party transactions continue to be denominated in this currency. For this reason, the Swiss Franc has been used as the reporting currency of the 1995 consolidated financial statements, approved and signed on behalf of Vicorp Group Management on 11 April 1996. The Swiss Franc reported financial statements have been translated to US Dollars to facilitate use in the United States of America.

Vicorp Group

PRINCIPLES OF CONSOLIDATION

The consolidated financial statements comprise the financial statements of the company and all of its wholly or majority owned subsidiaries as follows:

- -    Vicorp Europe Holding B.V., Utrecht, The Netherlands (100%).
- -    Vicorp Benelux B.V., Utrecht, The Netherlands (100%).
- -    Vicorp International Services Nederland B.V., Utrecht,
               The Netherlands (100%).
- -    Vicorp International Services S.A., Brussels, Belgium (100%).
- -    Vicorp France S.A., Paris, France (100%).
- -    Vicorp Systems Espana S.A., Mardid, Spain (100%).
- -    Vicorp Danmark A/S, Brondby, Denmark (100%).
- -    Vicorp Scandinavia A.B., Stockholm, Sweden (100%).
- -    Vicorp U.K. Holding Limited, London, England (100%).
- -    Vicorp U.K. Limited, London, England (100%).
- -    Vicorp Finland OY, Helsinki, Finland (100%).
- -    Vicorp Interactive Systems Inc., Boston, Massachusetts, U.S.A. (100%).
- -    Vicorp Deutschland GmbH, Ratingen, Germany (100%).
- -    Vicorp Asia Holding Limited, Hong Kong (100%).
- -    Vicorp Asia-Pacific Services Pte Ltd., Singapore (80%).
- -    Vicorp Geminus GmbH, Ratingen, Germany (51%).
- -    Belle System Networking ApS, Kastrup, Denmark (51%).

METHOD OF CONSOLIDATION

Acquisitions are recorded by the use of the purchase method of accounting. The company's interest in the individual assets and liabilities acquired is recognised separately at the date of acquisition, and measured at their fair value as at that date. For subsidiaries that are not wholly owned, the minority's interest is measured at the proportion of the pre-acquisition carrying amounts of the assets and liabilities of the subsidiary. The total assets, liabilities and results of operations of subsidiaries are included in the consolidation. Intercompany profit resulting from transactions between consolidated companies has been eliminated.

CURRENCY CONVERSION

Individual companies

Transactions denominated in foreign currencies are translated into the functional currency at rates prevailing at the time the transactions took place. Assets and liabilities denominated in foreign currency are translated at the rates prevailing at the balance sheet date.

Exchange rate differences on completed foreign currency transactions, as well as on assets and liabilities denominated in foreign currencies, are added to or charged against earnings.

Vicorp Group

Conversion of financial statements of foreign subsidiaries

The balance sheets of the foreign subsidiary companies are converted into US Dollars using the year end rates. The profit and loss accounts are converted at the average rate for the year.

The resulting conversion differences are credited or charged directly to shareholders' equity.

3 PRINCIPLES OF VALUATION AND DETERMINATION OF RESULT

GENERAL

The accounts are prepared under the historical cost convention.

COMPARISON WITH PREVIOUS YEAR

The principles of valuation and determination of result have been consistently applied.

INTANGIBLE FIXED ASSETS

Software licences

Purchased software licences are capitalised. These licences are amortised using the straight-line method at percentages of cost based on expected useful lives of the assets, varying between three to five years.

Goodwill

Goodwill is the difference between the purchase price and the aggregate of the fair market values of the identifiable assets and liabilities acquired. Goodwill is capitalised at the date of acquisition and amortised on a straight-line basis over the expected period of benefit, normally five years.

TANGIBLE FIXED ASSETS

Tangible fixed assets are stated at historical cost less accumulated depreciation. Depreciation is provided on a straight-line method at percentages of cost based on the expected average useful lives of the assets.

Estimated useful lives by major asset class are:

- -    leasehold improvements        10      years

- -    EDP-equipment                 3 - 4   years

- -    other plant and machinery     5       years

- -    other fixed assets            5 - 10  years

Vicorp Group

Depreciation charges reflect the estimated useful life of the underlying asset. Fixed assets acquired through finance lease arrangements are shown as assets at their fair value and depreciated over the shorter of the useful life of the asset and the lease term. The corresponding obligation is shown as a liability in the balance sheet.

LEASED ASSETS

Assets leased under arrangements that transfer to the group substantially all the risks and rewards incident to ownership (finance leases) are treated as if they had been purchased outright. At the inception of a financial lease agreement the asset is recorded in property, plant and equipment and a liability is recorded for the capital element of the leasing commitments. Lease payments are treated as comprising a capital element, which is applied to reduce the liability outstanding, and an interest element, which is charged to income. Payments under lease agreements other than finance leases (operating leases) are charged to income over the period of the lease on a straight line basis.

FINANCIAL FIXED ASSETS

Investments held for the long term are stated at cost, unless there has been an impairment in value below cost that is other than temporary. In that case, the investment is written down to its realisable value and the decrease is charged to the profit and loss account. Dividends from investments are accounted for when received.

WORK IN PROGRESS

Work in progress under contracts for the provision of services and related products is valued using the percentage of completion method except where the outcome of a contract can not be reliably measured or where a loss is anticipated.

Where the outcome of a contract still in progress at year end cannot be measured reliably it is valued at cost. Cost includes the cost of direct labour with an uplift for indirect costs.

When losses are anticipated, the total expected loss is provided by deduction from work in progress carried at cost.

RECEIVABLES

Receivables are stated at their net realisable value after deducting provisions for uncollectable amounts. Such deductions reflect specific cases or estimates based on evidence of collectability.

Vicorp Group

RETIREMENT BENEFITS

In general the company does not provide retirement benefits for employees except as required by law.

A group subsidiary company provides a defined benefit pension plan for certain employees. The cost of retirement benefits is valued at year end by professionally qualified independent actuaries. Retirement benefit costs are determined using an actuarial valuation method based on the employees' service to the date of the actuarial valuation. Experience adjustments, effects of changes in actuarial assumptions and amendments to pension plans are immediately charged or credited to the statement of income. An interest rate of 6% is used for the actuarial valuation.

WARRANTY COSTS

Provision is made for the estimated costs of warranties given to third parties in respect of services delivered where the warranty period extends past the balance sheet date.

DEFERRED AND CURRENT TAXATION

Taxation on income is accounted for using the liability method. Under this method the expected effects of timing differences for financial reporting and income tax reporting purposes are recorded as deferred taxation at the tax rates that are expected to apply when the timing differences reverse. Deferred taxation is accrued for all timing differences, except that deferred tax benefits are carried forward only where there is a reasonable expectation of realisation.

OTHER ASSETS AND LIABILITIES

All other assets and liabilities are stated at the values at which they were acquired or incurred, except as stated otherwise.

REVENUE RECOGNITION

Revenue arising under contracts for the provision of services and related products is recognised using the percentage of completion method, provided the outcome of the transaction can be measured reliably. The percentage of completion is measured by reference to the costs of services rendered to date in relation to the estimated total cost for each contract. Where the outcome of a contract cannot be reliably measured it is accounted for at cost. Provision for losses are made at the time the losses are anticipated. All contracts are carried under work in progress until complete, at which time they are transferred to net revenue.

Vicorp Group

RESEARCH AND DEVELOPMENT COSTS

Research and development costs to date have been expensed as incurred because the expenditure did not meet the criteria for capitalisation. Future development costs will be capitalised and amortised on a straight-line basis over the period of expected future benefits where it is expected that the product under development will be profitable, will be produced and the technical feasibility has been demonstrated. The period of amortisation normally will not exceed five years. The unamortised balance of development costs will be written off when any of the criteria for recognition of the development costs as an asset ceases to be met.

FINANCIAL COSTS

Interest and other costs incurred in connection with the borrowing of funds are recognised as an expense in the period in which they are incurred.

GOVERNMENT GRANTS

Government grants are deferred and recognised in the statement of income over the period necessary to match them with the related costs which they are intended to compensate. The release to the statement of income is accounted for under other operating income.

Vicorp Group

4 ACQUISITIONS OF SUBSIDIARIES DURING THE YEAR

In February 1994, Vicorp N.V. purchased the remaining 47% minority shareholding in Vicorp Interactive Inc. to obtain 100% ownership.

In June 1994, a 51% shareholding was acquired by a subsidiary company in Geminus GmbH.

In June 1994, a 51% shareholding was acquired by a subsidiary company in Belle System Networking ApS.

Summary of the 1994 acquisitions:


                                       Acquisition      Goodwill      1994 cash
                                             price                      outflow
                                       -----------      ---------     ---------
                                          USD '000      USD '000       USD '000
Vicorp Interactive Systems Inc.            4,354          3,921          1,465
Geminus GmbH                                 389            553            266
Belle System Networking ApS                   78             21             78



The Vicorp group also established the following subsidiaries during 1994:

Vicorp Asia Holding Limited, Hong Kong, 100% owned by Vicorp.
Vicorp Asia Pacific Services Pte. Limited, Singapore, 80% owned by Vicorp. Vicorp Finland OY, Helsinki, Finland, 100% owned by Vicorp.

In June 1995, Vicorp N.V. completed the purchase of the remaining 20% minority shareholding in Vicorp Asia Pacific Services Pte. Ltd. Singapore, to obtain 100% ownership.

Summary of 1995 acquisition:

                                      Acquisition       Goodwill      1995 cash
                                            price                       outflow
                                      -----------       --------       --------
                                         USD '000       USD '000       USD '000
Vicorp Asia Pacific Services
Pte. Ltd.                                      17                            17


The Vicorp group also established the following subsidiaries during 1995:

- -    Vicorp Systems Espana S.A., Madrid, Spain, 100% owned by Vicorp

- -    Vicorp UK Holding Limited, London, England, 100% owned by Vicorp

Vicorp Group

5 EXCHANGE RATES OF PRINCIPAL CURRENCIES

                                 Statement of income    Balance sheet year-end
                                       average rates                     rates
                                 -------------------    ----------------------
                                 1995           1994       1995           1994
                                 ----          -----      -----          -----
                                  USD            USD        USD            USD

1 Swiss Franc                    0.85           0.73       0.87           0.76
1 Pound Sterling                 1.58           1.53       1.55           1.56
1 Deutsche Mark                  0.69           0.61       0.70           0.65
100 French Frances              20.02          17.99      20.44          18.70
1 Dutch Guilder                  0.63           0.55       0.63           0.58
100 Danish Kroner               17.83          15.70      18.04          16.44
100 Swedish Kroner              14.04          12.94      15.04          13.40
100 Belgium Francs               3.39           2.99       3.40           3.14
100 Hong Kong Dollar            12.93          12.92      12.93          12.92
1 Singapore Dollar               0.70           0.66       0.70           0.69
100 Fin Mark                    22.90              -      22.97              -
1,000 Spanish Peseta             8.03              -       8.24              -

Vicorp Group

6 INTANGIBLE FIXED ASSETS

                                             Goodwill        Purchased             Total
                                                              software
                                                              licences
                                          ----------        ----------        ----------
                                                 USD               USD               USD
COST

At 1 January 1994                                  0            98,766            98,766
Subsidiary acquired in 1994                        0           110,939           110,939
Additions                                  4,496,013           108,886         4,604,899
Disposals                                          0            (2,978)           (2,978)
Foreign currency translation                       0             6,741             6,741

At 31 December 1994                        4,496,013           322,354         4,818,367
                                          ----------        ----------        ----------

AMORTISATION

At 1 January 1994                                  0            69,754            69,754
Amortisation in year                         824,977            26,887           851,864
Disposals                                          0            (1,687)           (1,687)
Foreign currency translation                  35,994             6,921            42,915
                                          ----------        ----------        ----------

At 31 December                               860,971           101,875           962,846
                                          ----------        ----------        ----------

NET BOOK VALUES AT 31 DECEMBER 1994        3,635,042           220,479         3,855,521
                                          ----------        ----------        ----------

AMORTISATION RATES                                20%            20-33%
                                          ----------        ----------

Vicorp Group

                                            Goodwill         Purchased             Total
                                                              software
                                                              licences
                                          ----------        ----------        ----------
                                                 USD               USD               USD

COST

At 1 January 1995                          4,496,013           322,354         4,818,367
Additions                                          0            27,001            27,001
Disposals                                          0           (68,150)          (68,150)
Foreign currency translation                 632,616            18,327           650,943
                                          ----------        ----------        ----------
At 31 December 1995                        5,128,629           299,532         5,428,161
                                          ----------        ----------        ----------

AMORTISATION

At 1 January 1995                            860,971           101,875           962,846
Amortisation in year                         992,749            50,869         1,043,618
Disposals                                          0           (68,204)          (68,204)
Foreign currency translation                 149,251             7,665           156,916
                                          ----------        ----------        ----------
At 31 December                             2,002,971            92,205         2,095,176
                                          ----------        ----------        ----------

NET BOOK VALUES AT 31 DECEMBER 1995        3,125,658           207,327         3,332,985
                                          ----------        ----------        ----------

AMORTISATION RATES                                20%            20-33%
                                          ----------        ----------

Vicorp Group

7 TANGIBLE FIXED ASSETS


                              LEASEHOLD         COMPUTER            OFFICE             OTHER              TOTAL
                                IMPROVE-        HARDWARE         EQUIPMENT
  1994                            MENTS
- -------------------------      --------        ---------         ---------           -------          ---------
                                    USD              USD               USD               USD                USD
COST

1 January 1994                  43,190         2,459,866           459,114            284,471          3,246,641
Subsidiaries acquired
in 1994                              0         1,279,289            54,657             66,287          1,400,233
Additions                      111,454           837,522            65,074            167,565          1,181,615
Disposals                            0          (212,082)          (81,148)           (48,879)          (342,109)
Foreign currency
  translation                    3,728           256,925            49,757             35,310            345,720
                              --------         ---------         ---------            -------          ---------
31 December 1994               158,372         4,621,520           547,454            504,754          5,832,100
                              --------         ---------         ---------            -------          ---------

DEPRECIATION

1 January 1994                  18,998         1,753,473           306,398            170,631          2,249,490
Subsidiaries acquired
in 1994                              0           770,209            47,124             69,453            886,786
Depreciation in year            13,491           597,764            56,929             55,499            723,683
Disposals                            0          (218,118)          (41,021)           (15,650)          (274,789)
Foreign currency
  translation                    2,685           241,054            40,576             24,247            308,562
                              --------         ---------         ---------            -------          ---------
31 December 1994                35,174         3,144,382           410,006            304,180          3,893,732
                              --------         ---------         ---------            -------          ---------
NET BOOK VALUES

December 31 1994               123,198         1,477,138           137,448            200,574          1,938,368
                              --------         ---------         ---------            -------          ---------

DEPRECIATION RATES                 10%          20 - 33%                20%           10 - 20%
                              --------         ---------         ---------            -------





Leased assets included in the net book value as at 31 December 1994 amounted to USD 891,910.

Vicorp Group

                                LEASEHOLD       COMPUTER         OFFICE           OTHER          TOTAL
                                 IMPROVE-       HARDWARE      EQUIPMENT
1995                                MENTS
- ----------------------          ---------      ---------      ---------         -------      ---------
                                      USD            USD           USD              USD            USD
COST

1 January 1995                    158,372      4,621,520        547,454         504,754      5,832,100
Additions                          38,454      1,140,596         34,171         379,630      1,592,851
Disposals                               0      (521,287)      (111,363)        (53,342)      (685,992)
Foreign currency
  translation                       9,189        194,278         24,143          30,677        258,287

31 December 1995                  206,015      5,435,107        494,405         861,719      6,997,246
                                  -------      ---------        -------         -------      ---------

DEPRECIATION

1 January 1995                     35,164      3,144,382        410,006         304,180      3,893,732
Depreciation in year               29,639        868,011         40,387         118,754      1,056,791
Disposals                               0      (515,326)       (98,462)          36,154      (577,634)
Foreign currency
  translation                       1,474        127,714         21,276          14,282        164,746
                                  -------      ---------        -------         -------      ---------
31 December 1995                   66,277      3,624,781        373,207         473,370      4,537,635
                                  -------      ---------        -------         -------      ---------
NET BOOK VALUES

31 December 1995                  139,738      1,810,326        121,198         388,349      2,459,611
                                  -------      ---------        -------         -------      ---------

DEPRECIATION RATES                    10%       20 - 33%            20%        10 - 20%
                                  -------      ---------        -------         -------





Leased assets included in the net book value as at 31 December 1995 amounted to USD 971.734.

Vicorp Group

8 FINANCIAL FIXED ASSET

The financial fixed asset represents an investment of 8.9% (1994: 9.0%) in XCOM Multimedia Communications SA with an original cost of USD 92,998 which was fully provided against in 1993.

9 WORK IN PROGRESS

                                                              1995                          1994
                                                        ----------                    ----------
                                                               USD                           USD

Contract costs incurred                                  1,020,520                     3,146,068
Recognised profit less losses                              624,680                     1,032,939
                                                        ----------                    ----------
Work in progress as per balance sheets                   1,645,200                     4,179,007
                                                        ----------                    ----------

Revenue billed in advance as disclosed
  under current liabilities                             (4,667,994)                   (4,846,811)
                                                        ----------                    ----------
Net amount due to customers                             (3,022,794)                     (667,804)
                                                        ----------                    ----------

The net amount due to customers comprises:
- -  Amount due from customers                                     0                       521,900
- -  Amount due to customers                              (3,022,794)                   (1,189,704)
                                                        ----------                    ----------
                                                        (3,022,794)                     (667,804)
                                                        ==========                      ========


10 RECEIVABLES

                                                              1995                          1994
                                                        ----------                    ----------
                                                               USD                           USD

Trade receivables                                        7,543,021                     4,494,177
Allowance for doubtful accounts                           (424,433)                     (527,045)
                                                        ----------                    ----------
                                                         7,118,588                     3,967,132
Other receivables                                        1,391,348                       921,201
Prepayments                                              1,813,463                     1,692,180
                                                        ----------                    ----------
                                                        10,323,399                     6,580,513
                                                        ----------                    ----------


Other receivables include approximately USD 26,957 (1994: USD 93,003) owing by directors.

Vicorp Group

11 CURRENT LIABILITIES

                                                   1995            1994
                                             ----------       ----------
                                                    USD             USD
Short-term portion of
  long-term loans                                33,503          136,076
Short-term portion of
  financial lease obligations                   540,550          478,866
Bank overdrafts                               3,323,981                0
Due to former owners                                  0          122,384
Trade creditors                               2,147,468        3,758,543
Revenue billed in advance                     4,667,994        5,026,680
Taxes, social securities and
  pensions                                    1,358,579          891,087
Other liabilities and
  accrued expenses                            2,513,798        1,278,965
                                             ----------       ----------
                                             14,585,873       11,692,601
                                             ==========       ==========




12 LONG-TERM LIABILITIES

                                                   1995             1994
                                             ----------       ----------
                                                    USD              USD
Due to former owners                          1,400,307        2,888,411
Bank loans                                      222,839          263,439
Shareholders' loans                           1,196,540        1,248,506
Other loans                                      97,203          163,719
Financial lease obligations                     412,239          385,718
                                             ----------       ----------
                                              3,329,128        4,949,793
                                             ----------       ----------



Redemptions due within 12 months of the financial year end have been included under current liabilities, except as stated below.

Due to former owners

Amounts due to former owners of the 47% minority interest in Vicorp Interactive Systems Inc. (acquired in 1994) will be funded by the share capital increases set out in note 14 and have therefore been classified as long-term liabilities.

Vicorp Group

Bank loans

At year end 1994 the bank loans bear interest at rates approximating 7% per annum and are repayable within three years.

At year end 1995 the bank loans bear interest at rates approximating 7% per annum and are repayable within two years.

Shareholders' loans

Loans provided by shareholders at 31 December 1994 comprise:

- -    Loan of USD 762,316 (CHF 1,000,000), bearing interest of 5% per annum, with an indefinite term of repayment.

- -    Loan of USD 598,388 (FFR 3,200,000) bearing interest at PIBOR + 2%
     (effectively 7.95%). The company can opt to repay this loan in instalments during the next two years. An amount of USD 112,198 (FFR 600,000) has been repaid during 1995 and accounted under short term liabilities.

Loans provided by shareholders at 31 December 1995 year end comprise:

- -    Loan of USD 326,962 (FFR 1,600,000) bearing interest at PIBOR + 2%
     (effectively 5.91%), Terms of repayment of the loan is currently under negotiation with the shareholder. An amount of USD 326,962 (FFR 1,600,000) has been repaid during 1995.

Other loans

Comprises 3 loans (1994: 3) which bear interest between 7.5% and 8.5% and have indefinite terms of repayment.

Vicorp Group

Financial lease obligations

Financial lease obligations represent the principal amounts of leases for assets which have been included under tangible fixed assets, exclude future interest and are analysed as follows:

                                              1995                 1994
                                           -------              -------
                                               USD                  USD

Payable more than 1 year                   412,239              385,718
Payable within 1 year                      540,550              478,866
                                           -------              -------
                                           952,789              864,584
                                           =======              =======




Operating lease commitments not included in balance sheets

Commitments under operating leases relate to noncancelable operating leases in respect of vehicles, premises and other assets not included in the balance sheets are analysed as follows:

                                             1995                  1994
                                        ---------             ---------
                                              USD                   USD

Payable more than 1 year                1,769,166             1,808,492
Payable within 1 year                   1,625,243             1,401,421
                                        ---------             ---------
                                        3,394,409             3,209,913
                                        =========             =========



13 PROVISIONS

                                             1995                  1994
                                        ---------             ---------
                                              USD                   USD
Incentive scheme                        1,306,932             1,003,489
Pensions                                  422,049               337,526
Warranty                                  287,131               116,003
Reorganisation                                  0                78,519
Deferred  taxation                         68,514                67,716
Other                                     513,359                58,334
                                        ---------             ---------
                                        2,597,985             1,661,587
                                        ---------             ---------

Vicorp Group

14 SHAREHOLDERS' EQUITY

Movements in shareholders' equity were as follows:

                                   ISSUED        ADDITIONAL           FOREIGN          RETAINED              TOTAL
                                    SHARE           PAID-IN          CURRENCY          EARNINGS             EQUITY
                                  CAPITAL           CAPITAL           RESERVE
                                ---------         ---------           -------         ---------         ----------
                                      USD               USD               USD               USD                USD

At 1 January 1993               3,783,592                 0           249,133        (7,646,549)        (3,613,824)
Net loss for 1993                       0                 0                 0        (2,324,041)        (2,324,041)
Translation adjustments                 0                 0           146,190                 0            146,190
Issue of shares                 1,095,113         2,653,554                 0                 0          3,748,667
                                ---------         ---------           -------         ---------
At 1 January 1994               4,878,705         2,653,554           395,323        (9,970,590)        (2,043,008)
Net profit for 1994                     0                 0                 0           540,300            540,300
Translation adjustments                 0                 0            45,639                 0             45,639
Issue of shares                 1,762,202         2,167,509                 0                 0          3,929,711
                                ---------         ---------           -------         ---------
At 1 January 1995               6,640,907         4,821,063           440,962        (9,430,290)         2,472,642
Net income for 1995                     0                 0                 0        (2,656,241)        (2,656,241)
Translation adjustments                 0                 0            85,380                 0             85,380
Issue of shares                   743,740           914,800                 0                 0          1,658,540
                                ---------         ---------           -------         ---------
At 31 December 1995             7,384,647         5,735,863           526,342       (12,086,531)         1,560,321
                                =========         =========           =======       ===========          =========



Share capital

Authorised

The authorised share capital of the company comprises 200,000 shares of CHF 100 each.

Issued and fully paid

                                                                    1995                          1994
                                               -------------------------         ---------------------
                                                  Number             USD         Number            USD

At January 1                                      96,479       6,640,907         71,281      4,878,705
Issued and fully paid during year                  8,897         743,740         25,198      1,762,202
                                               ---------       ---------         -------     ---------
At December 31                                   105,376       7,384,647         96,479      6,640,907
                                               ---------       ---------         -------     ---------

Vicorp Group

On 31 March 1994 25,198 shares were issued at a premium of USD 2,167,509 against the cancellation of subordinated shareholders' loans totalling USD 1,868,503 and payment of USD 2,061,208 in cash.

On 15 August 1995, 8,897 new shares of nominal CHF 100 (USD 84) at a price of CHF 223 (USD 186).

The majority shareholder Alta Investissements S.A. has irrevocably committed to:

(i) subscribe on 15 February 1997 to 8,094 new shares of nominal CHF 100 at a price of CHF 223 each.

Options

The majority shareholder has approved the company's stock option plan and thereby undertaken to cause the company to issue options for the purchase of 29,633 new shares of nominal CHF 100 at a price of CHF 265 each to satisfy the requirements of the company's stock option plan including the satisfaction of the conversion rights held by employees with option rights or actual interests in the share capital of certain of the company's subsidiaries. Of the 23.705 share options that have been allocated, 11,050 had been issued to a former employee whose employment the company terminated for cause in December 1995. The company believes that, as a result of the termination for cause the former employee's options were cancelled under the terms of the stock option plan. However, such former employee has commerced litigation, asserting that such options are still valid.

15 SEGMENT INFORMATION

Intersegment transactions are made on normal commercial terms. The parent company sales, and result has been allocated to the European area except for amortisation of goodwill, which has been allocated to the segments of the companies acquired.


Geographical                        Europe              North             South-           Elimina-              Total
segments                        (see below)           America          East Asia              tions
                                ----------          ---------          ---------           --------         ----------
1995
Sales to customers
  outside the group             27,662,023          7,227,745            544,782                  0         35,434,550
Intersegment sales                 369,703            155,095                  0           (524,798)                 0
                                ----------          ---------            -------           --------         ----------
Total sales                     28,031,726          7,382,840            544,782           (524,798)        35,434,550
                                ----------          ---------            -------           --------         ----------

Segment result before
  allocation of goodwill        (1,349,202)            89,688           (403,978)                 0         (1,663,492)
Goodwill allocation
  (see below)                      122,710            870,039                  0                  0            992,749
                                ----------          ---------            -------           --------         ----------
Segment result after
  allocation of goodwill        (1,471,912)          (780,351)          (403,978)                 0         (2,656,241)
                                ----------          ---------            -------           --------         ----------

Segment assets                  17,167,421          4,238,262            833,848                  0         22,239,531
                                ----------          ---------            -------           --------         ----------

Vicorp Group


Geographical                       Europe              North              South-          Elimina-              Total
segments                                             America           East Asia             tions
                                ----------          ---------            -------           -------          ---------
1994

Sales to customers
  outside the group             18,162,865          7,538,222            596,700                 0         26,629,787
Intersegment sales                  32,352            606,533                  0           (63,885)                 0
                                ----------          ---------            -------           -------         ----------
Total sales                     18,195,217          8,144,755            596,700           (63,885)        26,297,787
                                ==========          =========            =======           =======         ==========

Segment result before
  allocation of goodwill         1,202,372            185,867             57,488                 0          1,445,727
Goodwill allocation
  (see below)                       73,451            751,526                  0                 0            824,977
                                ----------          ---------            -------           -------         ----------
Segment result after
  allocation of goodwill         1,128,921           (565,659)            57,488                 0            620,750
                                ----------          ---------            -------           -------         ----------

Segment assets                  16,876,532          3,285,649            606,374                 0         20,768,555
                                ----------          ---------            -------           -------         ----------


Geographical                        Europe              North             South-          Elimina-              Total
segments                                              America          East Asia             tions
                                ----------          ---------            -------           -------          ---------

1993

Sales to customers
  outside the group              5,572,282          4,836,604                  0                 0         10,408,886
Intersegment sales                       0             77,324                  0           (77,324)                 0
                                ----------          ---------            -------           -------         ----------
Total sales                      5,572,282          4,913,928                  0           (77,324)        10,408,886
                                ----------          ---------            -------           -------         ----------
Segment result
  before and after
  allocation of goodwill        (2,228,570)           107,661                  0                 0         (2,120,909)
                                ----------          ---------            -------           -------         ----------

Segment assets                   4,295,285          2,632,413                  0                 0          6,927,698
                                ----------          ---------            -------           -------         ----------

Vicorp Group

16 GOVERNMENT GRANTS

Income from government operating grants amounts to USD 52,776 (1994: USD 58,665, 1993: nil) and is included under other operating income.

17 RESEARCH AND DEVELOPMENT COSTS

Included in the statement of income are costs incurred for research and development activities amounting to some USD 5,5 millions (1994: USD 3,5 millions, 1993: USD 2,5 millions).

18 FINANCIAL EXPENSE, NET

Financial expense, net includes interest expenses of USD 83,425 (1994: USD 318,633, 1993: USD 256,384) and interest income of USD 172,483 (1994: USD
39,203, 1993: USD 28,407). The remaining balance mainly relates to foreign exchange gains and losses and a provision (1993) of USD 72,354 against an investment (see note 8).

Vicorp Group

19 TAXATION

At 31 December 1995 Vicorp Group companies had tax losses amounting to some USD 10 million (1994: USD 11 million, 1993: USD 11 million). The estimated tax benefit of some USD 2.5 million (1994: USD 1,1 million, 1993: USD 1.1 million) has not been recognised. Of these tax losses USD 4 million (1994: 3 million) may be carried forward indefinitely, the remaining USD 6 million (1994: 8 million) expire at various dates during the next five years.

20 EMPLOYEES

The company and its subsidiaries had on average 171 employees in 1995, 134 employees in 1994 and 84 employees in 1993, analysed as follows:

                                     1995           1994           1993
                                     ----           ----           ----
 Sales and marketing                   26             18             11
 Customer support                      29             27             14
 Product development                   86             63             37
 General and administration            30             26             22
                                      ---            ---             --
                                      171            134             84
                                      ---            ---             --

Vicorp Group

21 SUBSEQUENT EVENTS

Establishment of Vicorp Italia Srl.

During the last quarter of 1995 it was decided to create a new wholly owned operating company in Milano, Italy, Vicorp Italia Srl. The company was officially established in February 1996.

Pending Acquisition of Group

On 4th April 1996 it was announced that Vicorp was in discussions with Precision Systems inc. (PSI), a US corporation based in St. Petersburg, Florida, with a view to PSI acquiring all of the share capital of Vicorp N.V. at the date of approval of these 1995 financial statements of Vicorp Group, substantive discussions are continuing with definite conclusion expected shortly.

22 RESTRICTED ASSETS

In various Group companies, local assets have been pledged as collaterial for short and long term debt. The book value at the assets pledged at year end 1995 was USD 3,040,000.

23 GUARANTEES

In the normal course of business, the Group has given guarantees totalling USD 116,524 to third parties.

24 DIFFERENCES BETWEEN INTERNATIONAL ACCOUNTING STANDARDS AND U.S. GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

The group's consolidated financial statements are prepared in accordance with International Accounting Standards, which differ in certain respects from accounting principles generally accepted in the United States (U.S. GAAP).

The principle differences between IAS and US GAAP that affect consolidated net earnings and total shareholders' equity as of and for the years ended 31 December are presented below:

                                                      1995              1994              1993
                                                ----------        ----------        ----------
                                                       USD               USD               USD

RECONCILIATION OF NET (LOSS) INCOME

Net (loss) income reported under IAS            (2,656,241)          540,300        (2,324,041)

US GAAP adjustments:

Deferred tax asset:
Tax loss carry forwards                          2,400,000         1,100,000         1,100,000
Less: valuation allowance                       (2,400,000)       (1,100,000)       (1,100,000)
                                                ----------        ----------        ----------

Net (loss) income under US GAAP                 (2,656,241)          540,300        (2,324,041)
                                                ==========           =======        ==========

Vicorp Group

                                                                                USD               USD               USD
RECONCILIATION OF SHAREHOLDERS' EQUITY:

Total shareholders equity reported under IAS                              1,560,321         2,472,642        (2,043,008)
US GAAP adjustments                                                               0                 0                 0
                                                                          ---------         ---------        ----------
Total shareholders' equity under US GAAP                                  1,560,321         2,472,642        (2,043,008)
                                                                          =========         =========        ==========

                  PRECISION SYSTEMS, INC. AND THE VICORP GROUP


                    UNAUDITED PRO FORMA FINANCIAL INFORMATION

The following unaudited pro forma combined statements of operations and the unaudited pro forma combined balance sheet (together the "pro forma financial information") are based on the historical financial statements of Precision Systems, Inc. (the "Company") and The Vicorp Group adjusted to give effect to the acquisition of The Vicorp Group. The unaudited pro forma combined statements of operations assume that the Vicorp Group acquisition occurred as of September 1, 1994, and the unaudited pro forma balance sheet data assumes that the Vicorp Group acquisition occurred on February 29, 1996.

The pro forma financial information reflects the purchase method of accounting for The Vicorp Group acquisition using estimated purchase accounting adjustments, and is subject to post-closing adjustments and to further revision once studies of the fair value of The Vicorp Group's net assets are completed. The pro forma data does not give effect to any cost savings that may be realized as a result of the integration of the Company's and The Vicorp Group's businesses or to any changes in revenues of The Vicorp Group, resulting from such integration.

The pro forma financial information should be read in conjunction with the Company's historical financial statements and notes thereto included in its 1995 Annual Report on Form 10-K and the Vicorp Group's historical financial statements and notes thereto included herein. The pro forma financial data is provided for comparative purposes only. The pro forma financial data does not purport to be indicative of the results of the Company in the future or what the financial position and results of operations would have been had the acquisition occurred at the dates indicated above.

PRECISION SYSTEMS, INC. AND THE VICORP GROUP

PRO FORMA COMBINED STATEMENT OF OPERATIONS (UNAUDITED)
(000s, EXCEPT FOR PER SHARE AMOUNTS)
FOR THE SIX MONTHS ENDED FEBRUARY 29, 1996 AND MARCH 31, 1996, RESPECTIVELY

                                                               HISTORICAL
                                            HISTORICAL         THE VICORP
                                         THE COMPANY-SIX       GROUP-SIX
                                           MONTHS ENDED       MONTHS ENDED     PRO FORMA     COMBINED
                                        FEBRUARY 29, 1996    MARCH 31, 1996   ADJUSTMENTS    PRO FORMA
                                        -----------------    --------------   -----------    ---------
REVENUES                                      $10,157         $22,924          $               $33,081
                                              -------         -------          -------         -------
COST AND EXPENSES:
  Cost of revenues                              3,377           8,384                           11,761
  Selling, general and administrative           6,733          10,569            1,172(2)       18,474
  Research and development                      1,929           3,439                            5,368
                                              -------         -------          -------         -------
                                               12,039          22,392            1,172          35,603
                                              -------         -------          -------         -------
OPERATING INCOME (LOSS)                        (1,882)            532           (1,172)         (2,522)
                                              -------         -------          -------         -------
GAIN ON MARKETABLE EQUITY SECURITIES            1,262              --               --           1,262
INTEREST INCOME (EXPENSE)                         156             (88)             (36)(4)          32
                                              -------         -------          -------         -------
INCOME (LOSS) BEFORE INCOME TAXES                (464)            444           (1,208)         (1,228)
INCOME TAXES                                       --            (277)              --            (277)
                                              -------         -------          -------         -------
INCOME (LOSS) FROM CONTINUING OPERATIONS      $  (464)        $   167          $(1,208)        $(1,505)
                                              =======         =======          =======         =======

INCOME (LOSS) FROM CONTINUING
  OPERATIONS PER COMMON SHARE                 $  (.04)        $  1.59                          $  (.09)
                                              =======         =======                          =======

WEIGHTED AVERAGE NUMBER OF SHARES
  OUTSTANDING                                  13,069             105            3,135          16,204
                                              =======         =======          =======         =======

The accompanying notes are an integral part of these pro forma financial statements.

PRECISION SYSTEMS, INC. AND THE VICORP GROUP

PRO FORMA COMBINED STATEMENT OF OPERATIONS (UNAUDITED)
(000s, EXCEPT PER SHARE AMOUNTS)
FOR THE TWELVE MONTHS ENDED AUGUST 31, 1995 AND SEPTEMBER 30, 1995, RESPECTIVELY
- --------------------------------------------------------------------------------

                                      HISTORICAL             THE VICORP
                                  THE COMPANY-TWELVE        GROUP-TWELVE
                                     MONTHS ENDED           MONTHS ENDED         PRO FORMA      COMBINED
                                   AUGUST 31, 1995       SEPTEMBER 30, 1995     ADJUSTMENTS     PRO FORMA

REVENUES ........................      $21,522                $34,408            $               $55,930
                                       -------                -------            -------         -------

COST AND EXPENSES:
  Cost of revenues ..............        7,825                 12,292                             20,117
  Selling, general and
    administrative ..............       13,042                 18,609              2,344(2)       33,995
  Research and development ......        3,172                  5,161                              8,333
                                       -------                -------            -------         -------
                                        24,039                 36,062             (2,344)         62,445
                                       -------                -------            -------         -------
OPERATING LOSS ..................       (2,517)                (1,654)            (2,344)         (6,515)
                                       -------                -------            -------         -------
INTEREST INCOME (EXPENSE) .......            1                     (3)               (72)(4)         (74)
                                       -------                -------            -------         -------
LOSS BEFORE INCOME TAXES ........       (2,516)                (1,657)            (2,416)         (6,589)

INCOME TAXES ....................           --                   (238)                              (238)
                                       -------                -------            -------         -------
LOSS FROM CONTINUING OPERATIONS .      $(2,516)               $(1,895)           $(2,416)        $(6,827)
                                       =======                =======            =======         =======
LOSS FROM CONTINUING OPERATIONS
  PER COMMON SHARE ..............      $  (.23)               $(19.34)                           $  (.48)
                                       =======                =======                            =======
WEIGHTED AVERAGE NUMBER OF
  SHARES OUTSTANDING ............       10,966                     98              3,135          14,101
                                       =======                =======            =======         =======

The accompanying notes are an integral part of these pro forma financial statements.

PRECISION SYSTEMS, INC. AND THE VICORP GROUP

PRO FORMA COMBINED BALANCE SHEET (UNAUDITED)
(000s)
AS OF FEBRUARY 29, 1996 AND MARCH 31, 1996, RESPECTIVELY
- -------------------------------------------------------------------------------

                                                                       HISTORICAL
                                                HISTORICAL             THE VICORP
                                             THE COMPANY AS OF         GROUP AS OF            PRO FORMA           COMBINED
                                             FEBRUARY 29, 1996        MARCH 31, 1996         ADJUSTMENTS          PRO FORMA
ASSETS

CURRENT ASSETS
  Cash and cash equivalents                      $ 13,207                $  7,314             $                    $ 20,521
  Accounts and contracts receivable, net            7,275                  10,766                                    18,041
  Supplies and other current assets                 2,072                     846                                     2,918
                                                 --------                --------             --------             --------

        Total current assets                       22,554                  18,926                                    41,480
                                                 --------                --------             --------             --------

PROPERTY, PLANT AND EQUIPMENT, NET                  6,148                   2,419                                     8,567
                                                 --------                --------                                  --------

INTANGIBLE ASSETS                                   6,254                   2,967               11,931               21,152
                                                 --------                --------             --------             --------

TOTAL                                            $ 34,956                $ 24,312             $ 11,931             $ 71,199
                                                 ========                ========             ========             ========

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
  Accounts payable                               $    980                $  9,547             $  1,444(1)          $ 11,971
  Accrued expenses                                  1,003                   6,514                1,469(3)             8,986
  Deferred revenue                                  1,252                   5,240                  -                  6,492
                                                 --------                --------             --------             --------

        Total current liabilities                   3,235                  21,301                2,913               27,449
                                                 --------                --------             --------             --------

Long-term liabilities                                 -                     2,007                                     2,007

STOCKHOLDERS' EQUITY
  Preferred stock                                     -                       -                    -                    -
  Common stock                                        115                   7,385               (7,354)(1)              146
  Class B - convertible common stock                   24                                                                24
  Additional paid-in capital                       76,775                   6,209               23,282              106,266
  Retained (deficit) earnings                     (45,538)                (12,590)              (6,910)             (65,038)
  Treasury stock - at cost                           (422)                                                             (422)
  Accumulated preferred stock dividend                767                                                               767
                                                 --------                --------             --------             --------

                                                   31,721                   1,004                9,018               41,743
                                                 --------                --------             --------             --------

TOTAL                                            $ 34,956                $ 24,312             $ 11,931            $  71,199
                                                 ========                ========             ========            =========

The accompanying notes are an integral part of these pro forma financial statements.

                  PRECISION SYSTEMS, INC. AND THE VICORP GROUP

                    NOTES TO PRO FORMA FINANCIAL INFORMATION

(1) To record the purchase accounting for the acquisition of The Vicorp Group. The Company acquired The Vicorp Group, in April 1996 in exchange for 3,135,467 shares of the Company's common stock with a discounted market value of approximately $29,520,000, options to acquire 114,122 shares of the Company's common stock for $.01 per share and incurred direct acquisition costs of approximately $1,445,000, which collectively is a purchase price of approximately $32,434,000. The common stock and options issued were valued based on the discounted closing price (NASDAQ stock market) of the Company's common stock on the day of the acquisition. The purchase price was allocated to the assets acquired (approximately $24,312,000) and the liabilities assumed (approximately $23,308,000) based upon the fair values at the date of the acquisition. In addition, the Company recorded a one-time write off of $19,500,000 relating to purchased in-process technology acquired during the acquisition. Intangible assets of approximately $11,931,000 were recorded as a result of the acquisition.

(2) To record the amortization of intangible assets, resulting from Note (1) herein, for the period presented. Intangible assets are being amortized over 3 to 7 year periods.

(3) To record the accrued compensation associated with the stock options issued during the acquisition of The Vicorp Group.

(4) To record an adjustment to reduce interest income on the approximately $1,455,000 of direct costs incurred by the Company to purchase The Vicorp Group.

Item 7.  Financial Statements and Exhibits

         (a)  Financial Statements of Business acquired.

              i)  Auditied historical financial statements of the Vicorp Group

              ii) Unaudited pro-forma financial information of the Company and the Vicorp Group

         (c) Exhibits

             The Exhibits to this report are listed in the Exhibit Index set forth elsehwere herein



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                     PRECISION SYSTEMS, INC.



Date:  June 29, 1996                 /s/ John R. Hindman
                                     --------------------------------------
                                     John R. Hindman, Senior Vice President
                                     Chief Financial Officer

                              INDEX TO EXHIBITS


Exhibit                                                 Sequentially
Number                  Exhibit                         Numbered Page
- -------                 -------                         -------------

  23                    Consent of experts